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                                                                    Exhibit 99.4
                               [INSERT IBP LOGO]

                                   IBP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                        [DAY OF WEEK], [        ], 2001
                          [     ] A.M. [LOCAL TIME]

                                  [LOCATION]

                                   IBP, INC.

[LOGO]                                                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      2001

I appoint Robert L. Peterson and Sheila B. Hagen, together and separately, as proxies to vote all shares of common stock which I have power to vote at the special meeting of stockholders to be held on [ ], 2001 at [location], and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

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                                         ---------------------
                                         COMPANY #
                                         CONTROL #
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         THERE ARE THREE WAYS TO VOTE YOUR PROXY

       VOTE BY PHONE                         VOTE VIA INTERNET
       1-800-[      ]                        http://www.[     ]                    VOTE BY MAIL
Use any touch-tone telephone to       Use the Internet to vote your        Mark, sign and date your proxy
vote your proxy 24 hours a day,       proxy 24 hours a day, 7 days a       card and return it in the postage-
7 days a week. Have your proxy        week. Have your proxy card in        paid envelope we have provided.
card in hand when you call. You       hand when you access the web
will be prompted to enter your 3-     site. You will be prompted to
digit company number and a 7-digit    enter your 3-digit company number
control number, which are located     and a 7-digit control number,
above, and then follow the simple     which are located above, to create
instructions.                         an electronic ballot.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, [day of week],
[        ], 2001.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

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                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1.  Approve and adopt the Agreement and Plan                /_/ For        /_/ Against        /_/ Abstain
    of Merger dated January 1, 2001, among IBP, inc.,
    Tyson Foods, Inc. and Lasso Acquisition
    Corporation.

2. Transact such other business as may properly come before the special meeting or any adjournment.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEM 1.

Address Change? Mark Box /_/ Dated

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Indicate changes below:

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                                 Signature(s) of Stockholder(s) in Box

                                 PLEASE SIGN exactly as name appears at left.
                                 Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.